                                   AMENDMENT

Dated:             October 28, 1997

To be Effective:    October 29, 1997

                                       TO
                      DEAN WITTER "COMPETITIVE EDGE" TRUST
                              DECLARATION OF TRUST
                                OCTOBER 16, 1997

97NYC14985

          Amendment dated October 28, 1997 to the Declaration of Trust
        (the "Declaration") of Dean Witter "Competitive Edge" Trust (the
                        "Trust") dated October 16, 1997

    WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the commonwealth of Massachusetts; and

    WHEREAS, the Trustees of the Trust have deemed it advisable to change the definition of the Trust to Dean Witter "Competitive Edge" Trust to be effective October 29, 1997;

    1. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that the Subsection shall read in its entirety as follows:

          "Section 1.2 DEFINITIONS...

          (p) "TRUST" means the Dean Witter "Competitive Edge" Trust.

    2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

    3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
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    IN WITNESS WHEREOF, the undersigned have executed this amendment to the
Declaration of Trust this 28th day of October, 1997.

         /s/ CHARLES A. FIUMEFREDDO                       /s/ ROBERT S. GIAMBRONE
--------------------------------------------   --------------------------------------------
         Charles A. Fiumefreddo, as                       Robert S. Giambrone, as
        Trustee and not individually                   Trustee and not individually
           Two World Trade Center                         Two World Trade Center
          New York, New York 10048                       New York, New York 10048

               /s/ BARRY FINK
--------------------------------------------
           Barry Fink, as Trustee
            and not individually
           Two World Trade Center
          New York, New York 10048

STATE OF NEW YORK        :ss.:
COUNTY OF NEW YORK

    On this 28th day of October, 1997, CHARLES A. FIUMEFREDDO, ROBERT S. GIAMBRONE and BARRY FINK, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                                   /s/ DOREEN HUGHES
                                          --------------------------------------
                                                      Notary Public

My commission expires: December 6, 1997